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                        IT'S NOT A FIRE,
                          A FLOOD OR AN
                           EARTHQUAKE.
                         BUT IT COULD BE
                           A DISASTER
                         FOR CALIFORNIA.

         -----------------------------------------------
         If Wells Fargo is successful in its hostile bid
                      for First Interstate,
           10,000 Californians could lose their jobs.
         -----------------------------------------------

            We at First Bank System desire a friendly merger with First Interstate. Wells Fargo is attempting a hostile takeover, a far different thing.
            But when you compare the merger proposal from First Bank with the hostile offer from Wells Fargo, one simple fact remains: First Bank is a much better deal for the people of California and investors.
            JOBS: More jobs will remain in California under the First Bank-First Interstate merger. We expect to reduce employment by 6,000 across 21 states. But some independent analysts and news reports say that if Wells Fargo takes over First Interstate, as many as 10,000 jobs, predominantly in California, could be lost.
            COMMUNITY COMMITMENT: More branches will stay open under the First Bank-First Interstate merger. Because we don't have any branches in California, we want the First Interstate branches and intend to keep them open with very few changes. Wells Fargo offices overlap with First Interstate in nearly every major market in California. Massive California branch closings could result from the Wells Fargo hostile takeover.
            SHAREHOLDER VALUE: First Interstate shareholders will receive more earnings per share under the First Bank-First Interstate


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         merger.  First Interstate shareholders will own a
         greater percentage of the combined company under the First Bank-First Interstate Merger.
            With our deal, California won't lose a strong banking competitor. First Interstate will continue to maintain a strong business presence. There will be more jobs, more branches, more competition and more products and services to choose from.
            Yes, First Interstate shareholders will get a better deal from First Bank, and so will the people of California.


                           [FIRST BANK LOGO]